UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2008
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     (e) Compensatory Arrangements of Certain Officers
     On February 7, 2008, the Compensation Committee of the Board of Directors of Carriage Services, Inc. (the “Company”), approved the following awards to officers of the Company pursuant to the 2006 Long-Term Incentive Plan and under the terms of the Performance Unit Award Agreements (the “Agreements”) attached in Exhibit 10.1 and 10.2 for the performance periods beginning August 7, 2007 and ending December 31, 2009 and beginning January 1, 2008 and ending December 31, 2010, respectively:

	UNITS AWARDED
	Performance Period Ending:
OFFICER/Grantee	December 31, 2009	December 31, 2010
Melvin C. Payne	300,000	300,000
Joseph Saporito	85,000	—
J. Bradley Green	70,000	70,000
George J. Klug	70,000	70,000
Terry E. Sanford	40,000	40,000
Kevin P. Musico	70,000	70,000
Jay D. Dodds	70,000	70,000
Katie S. Leahy	70,000	70,000
Shawn R. Phillips	—	70,000
     The Agreements provide the officers the opportunity to earn a cash payment at the end of the performance periods based on the change in the market price of the common stock of the Company during the performance periods compared to the total shareholder return of the companies constituting the Russell Midcap Index during the performance periods and compared with the total shareholder return achieved by a peer group consisting of Service Corporation International and Stewart Enterprises, Inc, during the performance periods. Each unit has a value of $1.00. The cash payment can range from 0% to 150% of the units awarded multiplied by the unit value.
     The Agreements for each officer are identical to the form and content of the Agreements in Exhibit 10.1 and 10.2 except for the number of performance units awarded, indicated above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) The exhibits are listed in the Exhibit Index set forth on the final page of this Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: February 13, 2008	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

10.1	Carriage Services, Inc. Performance Unit Award Agreement for award date August 7, 2007

10.2	Carriage Services, Inc. Performance Unit Award Agreement for award date January 1, 2008